SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205490

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2004

SOVEREIGN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-16581	23-2453088

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania	19102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(215) 557-4630

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events.

     On March 9, 2004, Sovereign Bancorp, Inc. (“Sovereign”) and Waypoint Financial Corp. (“Waypoint”) announced that they had entered into an Agreement and Plan of Merger, dated as of March 8, 2004 (the “Agreement”), which sets forth the terms and conditions pursuant to which Waypoint will be merged with and into Sovereign (the “Merger”). Under the terms of the Agreement, shareholders of Waypoint will be entitled to receive $28.00 in cash, 1.262 shares of Sovereign common stock or a combination thereof in exchange for their shares of Waypoint common stock, subject to election and allocation procedures which are intended to ensure that, in the aggregate, 70% of the Waypoint shares of common stock will be exchanged for Sovereign common stock and 30% will be exchanged for cash.

     Completion of the Merger is subject to a number of customary conditions, including, but not limited to, (i) the approval of the Agreement by the shareholders of Waypoint and (ii) the receipt of required regulatory approvals of the Merger.

     For additional information, reference is made to the Agreement dated as of March 8, 2004, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, and the press release dated March 9, 2004, which is attached hereto as Exhibit 99.2 and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

     The following exhibits are filed herewith:

99.1	Agreement and Plan of Merger, dated as of March 8, 2004, between Sovereign Bancorp, Inc. and Waypoint Financial Corp.

99.2	Press Release, dated March 9, 2004, of Sovereign Bancorp, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.

Dated: March 10, 2004	/s/ Mark R. McCollom

Mark R. McCollom
Senior Vice President

EXHIBIT INDEX

Exhibit Number

99.1	Agreement and Plan of Merger, dated as of March 8, 2004, between Sovereign Bancorp, Inc. and Waypoint Financial Corp.

99.2	Press Release, dated March 9, 2004, of Sovereign Bancorp, Inc.